Exhibit 99.1

Planet 13 Announces Pricing of Public Offering of Units

LAS VEGAS, March 5, 2024 /PRNewswire/ - Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) ("Planet 13" or the "Company"), today announced the pricing of its previously announced underwritten public offering (the "Offering"). Pursuant to the Offering, the Company will issue and sell 18,750,000 units of the Company (the "Units") at an issue price of US$0.60 per Unit for total gross proceeds to the Company of approximately US$11.3 million.

Each Unit will consist of one share (each, a "Share") of common stock, no par value, of the Company ("Common Stock") and one warrant. Each warrant (a "Warrant") will entitle the holder to purchase one share of Common Stock for a period of 5 years following the closing date of the Offering at an exercise price of US$0.77, subject to adjustments in certain events. In addition, the Company has granted the underwriters a 30-day option to purchase any combination of up to an additional 2,812,500 Shares and/or Warrants (representing 15% of the number of Units to be issued and sold by the Company) to cover over-allotments, if any, on the same terms and conditions. If the option is exercised in full, the total gross proceeds to the Company from the Offering will be approximately US$12.9 million.

The Offering is expected to close on or about March 7, 2024, and will be subject to market and other customary closing conditions, including the approval of the Canadian Securities Exchange.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include, but are not limited to, the acquisition of additional retail cannabis licenses in the state of Nevada, the expansion of its retail presence in Florida and Illinois and other capital improvements.

Canaccord Genuity is acting as sole book-running manager of the Offering on behalf of a syndicate of underwriters which includes Beacon Securities Limited.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-274829), including a base prospectus, which was filed with the Securities and Exchange Commission (the "SEC") and became effective on October 17, 2023. A prospectus supplement, when available, will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Before investing in the Offering, you should read the prospectus supplement and the accompanying prospectus relating to the Offering in their entirety as well as the other documents that Planet 13 has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus.

The Units will be offered in Canada pursuant to the Company's existing multijurisdictional disclosure system ("MJDS") short form base shelf prospectus dated October 17, 2023 that was filed with the securities commissions or similar securities regulatory authorities in each of the provinces and territories of Canada (the "Canadian Regulators"). No Units, Shares or Warrants will be distributed or offered in the Province of Quebec or to Quebec subscribers. A MJDS prospectus supplement, when filed, will be available under the Company's SEDAR+ profile at www.sedarplus.ca. Before investing in the Offering, you should read the MJDS prospectus supplement and the accompanying prospectus relating to the Offering in their entirety as well as the other documents that the Company has filed with the Canadian Regulators that are incorporated by reference in the MJDS prospectus supplement and the accompanying prospectus.

Electronic copies of the prospectus supplement and accompanying prospectus and the MJDS prospectus supplement and the accompanying prospectus related to the Offering may also be obtained, when available, by contacting Canaccord Genuity LLC, Attention: Syndicate Department, One Post Office Square, 30th Floor, Suite 3000, Boston MA 02109, or by email at prospectus@cgf.com.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy these or any other securities, nor shall there be any sale of these or any other securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Planet 13

Planet 13 is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation's largest dispensary located just off The Strip in Las Vegas, Planet 13 recently opened its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 holds a medical marijuana treatment center license in Florida allowing for state-wide expansion throughout the Sunshine State. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Forward-Looking Statements

This news release includes forward-looking information and statements, which may include, but are not limited to, information and statements regarding the Offering, completion of the Offering and the intended use of the net proceeds of the Offering. Words such as "expects", "continue", "will", "anticipates" and "intends" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company's current projections and expectations about future events and financial trends that management believes might affect the Offering, including whether or when the Offering may be completed, the Company's financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.

Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others: the risks and uncertainties identified or incorporated by reference in the MJDS short form base shelf prospectus of the Company and the registration statement and in the Company's other reports and filings with the Canadian Regulators and the SEC. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.

The CSE has not reviewed, approved or disapproved the content of this news release.

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